                                                                     EXHIBIT 5.1


                  [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]



August 21, 1997


ViroPharma Incorporated
76 Great Valley Parkway
Malvern, Pennsylvania  19355

Re:  ViroPharma Incorporated - Registration Statement on Form S-8
     Relating to the ViroPharma Incorporated 1995 Stock Option Plan
     --------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to ViroPharma Incorporated, a Delaware corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 1,199,745 shares of the Company's common stock, par value $0.002 per share (the "Common Stock"), issuable under the ViroPharma Incorporated 1995 Stock Option Plan (the "Plan").

In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto, including the Plan, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the shares of Common Stock issuable under the Plan will be, when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended.

ViroPharma Incorporated
August 21, 1997
Page 2

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.

Very truly yours,


/s/ MORGAN, LEWIS & BOCKIUS LLP